Exhibit 10.17

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is entered into as of June 9, 2014, by and among Valeritas, Inc., a Delaware corporation (“OpCo”), Valeritas Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of OpCo (“Holdings”), and Valeritas Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Holdings (“Merger Sub”).

RECITALS

WHEREAS, as of the date hereof, OpCo’s authorized capital stock consists of (i) 462,000,000 shares of Common Stock, $0.00001 par value per share (“OpCo Common Stock”), of which 953,502 are issued and outstanding; and (ii) 405,390,990 shares of Preferred Stock, $0.00001 par value per share (“OpCo Preferred Stock” and together with OpCo Common Stock, “OpCo Stock”), of which (a) 9,550,002 shares are designated Series A Preferred Stock (“OpCo Series A Preferred Stock”), all of which are issued and outstanding; (b) 85,386,945 shares are designated Series B Preferred Stock (“OpCo Series B Preferred Stock”), 68,483,119 shares of which are issued and outstanding; (c) 154,854,367 shares are designated Series C Preferred Stock (“OpCo Series C Preferred Stock”), 105,267,393 shares of which are issued and outstanding; (d) 77,997,380 shares of which are designated Series C-1 Preferred Stock, none of which are issued and outstanding; and (e) 77,602,296 shares of which are designated Series C-2 Preferred Stock (“OpCo Series C-2 Preferred Stock”), 121,951 shares of which are issued and outstanding;

WHEREAS, as of the date hereof, Merger Sub’s authorized capital stock consists of 9,000,000 shares of common stock, $0.00001 par value per share (“Merger Sub Common Stock”), all of which are issued and outstanding and owned by Holdings;

WHEREAS, as of the date hereof, all of the limited liability company interests in Holdings are held by OpCo and OpCo is the sole member of Holdings, and at the Effective Time (as defined below) Holdings’ authorized limited liability company interests will be denominated as and consist of units, in two classes, with (i) the first class consisting of 201,326,291 units designated Common Units (“Holdings Common Units”); and (ii) the second class consisting of 200,326,291 units designated Preferred Units (the “Holdings Preferred Units” and together with the Holdings Common Units, the “Holdings Units”), of which (a) 9,550,002 will constitute a series of Holdings Preferred Units designated Series A Preferred Units (“Holdings Series A Preferred Units”); (b) 85,386,945 will constitute a series ofHoldings Preferred Units designated Series B Preferred Units (“Holdings Series B Preferred Units”); and (c) 105,389,344 will constitute a series of Holdings Preferred Units designated Series C Preferred Units (“Holdings Series C Preferred Units”);

WHEREAS, at the Effective Time, except as otherwise set forth in the Amended and Restated Limited Liability Company Agreement of Holdings, the form of which is attached hereto as Exhibit A (the “Holdings Operating Agreement”), the designations, rights, powers, preferences, qualifications, limitations and restrictions of the Holdings Units with respect to Holdings will be the same in all material respects as those of the OpCo Stock with respect to OpCo;

WHEREAS, the parties hereto desire to create a new holding company structure by merging Merger Sub with and into OpCo, with (i) OpCo continuing as the surviving corporation of such merger (the “Merger”), and (ii) each outstanding share of OpCo Stock being converted in such Merger into the right to receive a like number and like class (or series, as the case may be) of units oflimited liability company interest in Holdings, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, it is a condition precedent to additional investment in OpCo established by the current lead investor in OpCo that the Merger take place prior to such additional investment; and

WHEREAS, the board of directors of each of OpCo and Merger Sub has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Merger, are just and equitable and fair as to the OpCo or MergerSub, as applicable, and their respective stockholders, taken as a whole, and that it is advisable and in the best interests of OpCo or MergerSub, as applicable, and their respective stockholders, taken as a whole, to approve this Agreement and to consummate the transactions contemplated hereby, including the Merger.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1. MERGER AND REORGANIZATION

1.1 Merger of Merger Sub into Opco. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), (i) Merger Sub shall be merged with and into OpCo, the separate existence of Merger Sub shall cease and OpCo will be the surviving corporation of the Merger (the “Surviving Corporation”), (ii) the certificate of incorporation and bylaws of OpCo in effect as of the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation immediately following the Effective Time until thereafter amended as provided by law, (iii) the directors of OpCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of OpCo immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, immediately following the Effective Time and until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws; (iv) each share of OpCo Stock outstanding immediately prior to the Effective Time will be converted as set forth in Section 1.2; (v) each OpCo Option (as defined below) will be assumed by Holdings in accordance with Section 1.4.1; and (vi) each OpCo Warrant (as defined below) shall be assumed by Holdings in accordance with Section 1.4.2; (vii) all of the limited liability company interests in Holdings held by OpCo immediately prior to the Effective Time shall be canceled and extinguished without any conversion or exchange thereof subject to and in accordance with Section 1.2 below; (viii) each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time will be converted as set forth in Section 1.2 below; and

(ix) the Merger will, from and after the Effective Time, have all of the effects provided by this Agreement and applicable law.

1.2 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, the holders of any of the following securities or any other person or entity will have their securities converted as follows:

1.2.1 Conversion of Common Stock. Each share of OpCo Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined below), will be converted into the right to receive one (1) Holdings Common Unit.

1.2.2 Conversion of Series A Preferred Stock. Each share of OpCo Series A Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be converted into the right to receive one (1) Holdings Series A Preferred Unit.

1.2.3 Conversion of Series B Preferred Stock. Each share of OpCo Series B Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be converted into the right to receive one (1) Holdings Series B Preferred Unit.

1.2.4 Conversion of Series C Preferred Stock. Each share of OpCo Series C Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be converted into the right to receive one (1) Holdings Series C Preferred Unit.

1.2.5 Conversion of Series C-2 Preferred Stock. Each share of OpCo Series C-2 Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be converted into the right to receive one (1) Holdings Series C Preferred Unit.

1.2.6 Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock, par value $0.00001 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”), and as such shall continue to be owned by Holdings and thereafter represent all of the then validly issued, fully paid, and nonassessable shares of Surviving Corporation Common Stock. As a result, Holdings shall hold 9,000,000 shares of Surviving Corporation Common Stock immediately following the Effective Time.

1.2.7 Cancellation of Holdings Units. The limited liability company interests in Holdings outstanding immediately prior to the Effective Time shall automatically, and without any action on the part of Holdings or any other person or entity, be canceled and extinguished and shall cease to exist without any conversion or exchange thereof and without any consideration being payable in respect thereof, provided, however, that OpCo shall continue and remain as a member of Holdings (having no Holdings Units or other limited liability company interest in Holdings) until such time (at or after the Effective Time) as any current holder of OpCo Stock is admitted to Holdings as a member of Holdings, whereupon simultaneously with such admission OpCo shall cease to be a member of Holdings.

1.3 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, shares of OpCo Stock that are outstanding immediately prior to the Effective Time and held of record by a holder who has neither voted in favor of the Merger nor consented thereto in writing and who shall have made a proper demand in writing for appraisal of such shares of OpCo Stock (“Dissenting Shares”) in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”) shall not be converted into or represent the right to receive the Holdings Units in accordance with Section 1.2, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with Section 262 of the DGCL. Notwithstanding the foregoing, if any Dissenting Shares shall lose their status as such (through failure to perfect, effectively withdrawing or otherwise losing their rights to appraisal of such shares of OpCo Stock), then, as of the later of the Effective Time or the date of loss of such status, such shares shall be deemed, as of the Effective Time, to have automatically been converted into and shall represent only the right to receive the applicable consideration, without interest thereon, promptly following the surrender of the certificate or certificates representing such shares of OpCo stock in accordance with Section 2.2.

1.4 Treatment of Opco Warrants and Stock Options.

1.4.1 Options. All outstanding stock options, whether vested or not, to purchase OpCo Common Stock, granted under the Valeritas, Inc. 2008 Amended and Restated Equity Compensation Plan (as amended, the “OpCo Option Plan”) that are not exercised or cancelled prior to the Effective Time (“OpCo Options”), will be assumed by Holdings. Each OpCo Option so assumed by Holdings under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable OpCo Option immediately prior to the Effective Time (including, without limitation, any vesting provisions), except that:

(a) each OpCo Option to purchase one (1) share of OpCo Common Stock will be converted automatically into an option to purchase one (1) Holdings Common Unit;

(b) the per unit exercise price for the Holdings Common Units issuable upon exercise of each assumed OpCo Option will be equal to the exercise price per share of OpCo Common Stock at which such OpCo Option was exercisable immediately prior to the Effective Time; and

(c) the OpCo Option Plan shall terminate automatically as of the Effective Time, and no new grants may be made under the OpCo Option Plan. However, the terms of the OpCo Option Plan (as adjusted to reflect the conversion in Section 1.4.1(a)) will continue govern the terms of the assumed OpCo Options. Should any of the assumed OpCo option awards expire or terminate unexercised, the Holdings Common Units subject to those awards at the time of expiration or termination shall not be available for subsequent award and issuance and shall be cancelled.

1.4.2 Warrants.

(a) At the Effective Time, each warrant to purchase shares of OpCo Common Stock (each a “Common OpCo Warrant”) that is outstanding and unexercised immediately prior to the Effective Time will be cancelled without further action by the parties hereto or the holder thereof, and shall be of no further force or effect.

(b) At the Effective Time, each outstanding warrant to purchase shares of OpCo Series B Preferred Stock (each a “Series B OpCo Warrant”, and together with the Common OpCo Warrants, the “OpCo Warrants”), whether or not exercisable, will be assumed by Holdings. Each Series B OpCo Warrant so assumed by Holdings under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Series B OpCo Warrant immediately prior to the Effective Time (including, without limitation, any vesting provisions), except that (i) each Series B OpCo Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of Holdings Series B Preferred Units equal to the number of shares of OpCo Series B Preferred Stock that were issuable upon exercise of such Series B OpCo Warrant immediately prior to the Effective Time and (ii) the per unit exercise price for the Holdings Series B Preferred Units issuable upon exercise of such assumed Series B OpCo Warrant will be equal to the exercise price per share of OpCo Series B Preferred Stock at which such Series B OpCo Warrant was exercisable immediately prior to the Effective Time.

1.5 Tax Free Transfer. The parties intend to adopt this Agreement as a tax- free transfer in accordance with the provisions of Section 721 of the Internal Revenue Code of 1986, as amended (“Code”). The parties believe that the value of the Holdings Common Units and Holdings Preferred Units to be received in the Merger is equal, in each instance, to the value of the OpCo Common Stock and OpCo Preferred Stock to be surrendered in exchange therefor. The Holdings Common Units and Holdings Preferred Units issued in the Merger will be issued solely in exchange for the OpCo Common Stock and OpCo Preferred Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the OpCo Common Stock and OpCo Preferred Stock. Except for Dissenting Shares, no consideration that would not constitute “partnership interest” within the meaning of Section 721 of the Code will be received in exchange for the OpCo Common Stock and OpCo Preferred Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 1.5.

2. CLOSINGMATTERS

2.1 The Closing. Subject to termination of this Agreement as provided in Section 5 below, the Closing shall take place remotely via the exchange of documents and signatures, on a date to be mutually agreed upon by the parties, which shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Section 4. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Subject to the provisions of this Agreement, as soon as practicable on the

Closing Date, the parties shall cause the Certificate of Merger, in the form attached hereto as Exhibit B, to be executed and filed with the Delaware Secretary of State in accordance with the requirements of the DGCL. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be specified in the Certificate of Merger (the “Effective Time”).

2.2 Certificates.

2.2.1 As ofthe Effective Time, all shares ofOpCo Common Stock and OpCo Preferred Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive the number of Holdings Common Units or Holdings Preferred Units determined as set forth in Section 1.3. Upon its acceptance of the Holdings Common Units or Holdings Preferred Units to which it is entitled in connection with the Merger, each holder of record of OpCo Stock (other than any stockholder holding Dissenting Shares) shall be bound by the Holdings Operating Agreement.

2.2.2 As promptly as practicable following the Effective Time, OpCo shall mail to each holder ofrecord ofOpCo Stock a letter oftransmittal and joinder agreement to the Holdings Operating Agreement and instructions and other documents in the form attached hereto as Exhibit C (the “Transmittal Documentation”) for use in effecting the surrender of the certificate(s) for such shares of OpCo Stock (the “OpCo Certificates”), or if such OpCo Certificate(s) are alleged to have been lost, stolen or destroyed, in lieu thereof, an affidavit of loss agreement to provide indemnification in respect of any claim that may be made against Holdings with respect to the OpCo Certificate(s) alleged to have been lost, stolen or destroyed.

2.2.3 Until Transmittal Documentation duly completed and signed by the applicable holder of OpCo Stock and OpCo Certificates representing OpCo Common Stock or OpCo Preferred Stock outstanding prior to the Merger are surrendered pursuant to Section 2.2.2 above, (i) such certificates will be deemed, for all purposes, to evidence ownership of the number of Holdings Common Units or Holdings Preferred Units which the OpCo Common Stock or OpCo Preferred Stock, respectively, is entitled to receive and (ii) the holder of such certificates shall be bound by the terms of the Holdings Operating Agreement but shall not be admitted as a member of Holdings, with the rights and privileges attributable to such membership, except that such holder shall be entitled to share in such profits and losses, to receive such distributions and to receive such allocation of income, gain, loss, deduction, or credit or similar item to the extent attributable to such holder’s Holdings Units. Immediately upon the completion and delivery by a holder of OpCo Common Stock or OpCo Preferred Stock of the Transmittal Documentation and the surrender of the applicable OpCo Certificate(s), such holder shall be admitted as a member of Holdings. be uncertificated.

2.2.4 The Holdings Common Units and Holdings Preferred Units shall

2.3 Holdings Operating Agreement. At the Effective Time, the Holdings Operating Agreement shall be automatically adopted and become effective as the limited liability company agreement of Holdings, without the need for the execution thereof by any of the stockholders of OpCo Stock outstanding immediately prior to the Merger who shall be entitled to receive Holdings Units and who may be admitted as members of Holdings as described in Section 2.2.3 (collectively, the “New Members”). In accordance with the Transmittal Documentation, each of the New Members shall duly appoint an officer of Holdings as its attorney-in-fact and agent for purposes of executing and delivering the Holdings Operating Agreement on behalf of such New Member. Notwithstanding any other provision to the contrary in the Holdings Operating Agreement, any officer of Holdings, acting alone, is hereby authorized to execute and deliver the Holdings Operating Agreement on behalf of Holdings, and to execute and deliver any other documents, agreements, instruments, and certificates in furtherance hereof.

3. INFORMATION STATEMENT. OpCo shall deliver to the holders of OpCo Stock an information statement accurately describing this Agreement, the Merger and the provisions of Section 262 of the DGCL (the “Information Statement”). Such Information Statement shall solicit the approval by means of written consent of the OpCo stockholders of the adoption of this Agreement and the transactions contemplated hereby, including the Merger. If the adoption of this Agreement is approved by the Requisite Stockholder Approval, OpCo shall notify each holder of OpCo Stock who is entitled to appraisal rights of the approval of the Merger and the availability of such appraisal rights and shall include in such notice a copy of Section 262 of the DGCL, as required by Section 262(d)(2) of the DGCL. In such notice, the Company will also provide the notice required by Section 228(e) of the DGCL.

4. CONDITIONS TO CLOSING.

4.1 Each party’s obligations to effect the Merger and otherwise consummate the transactions are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

4.1.1 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other material legal restraint or prohibition issued or promulgated by a governmental authority preventing the consummation of the transactions shall be in effect, and there shall not be any law, regulation or order enacted or deemed applicable to the transactions that makes consummation of the transactions illegal.

4.1.2 Covenants. Each of OpCo, Merger Sub and Holdings shall have performed or complied in all material respects all covenants and other obligations required to be performed by or complied with under this Agreement on or prior to the Closing Date (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants and obligations).

4.1.3 Stockholder Approval. OpCo shall have obtained executed written consents from those holders of OpCo Stock evidencing the affirmative vote of the following series and classes of OpCo Stock: (i) the holders of a majority of the outstanding shares of OpCo Series C Preferred Stock and OpCo Series C-2 Preferred Stock, voting together as a single class on an as-converted to OpCo Common Stock basis; (ii) the holders of a majority of the outstanding shares of OpCo Series B Preferred Stock, voting together as a separate class on an as-converted to OpCo Common Stock basis; and (iii) the holders of a majority of the aggregate voting power of the outstanding shares of OpCo Series C Preferred Stock, OpCo

Series C-2 Preferred Stock, OpCo Series B Preferred Stock and OpCo Common Stock, voting together as a single class on an as-converted to OpCo Common Stock basis (collectively, the “Requisite Stockholder Approval”).

4.1.4 2014 Equity Compensation Plan. The Board of Directors of OpCo shall have approved a new equity compensation plan for new grants and other stock awards to be issued following the Effective Time.

4.1.5 Lender Consent. Capital Royalty Partners II L.P. and certain of its affiliates party to the Term Loan Agreement, dated May 24, 2013, with OpCo shall have consented to the transactions contemplated under this Agreement.

5. TERMINATION OF AGREEMENT

5.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the Requisite Stockholder Approval or by the sole stockholder of Merger Sub, to the fullest extent permitted by applicable law, by action of the Board ofDirectors ofOpCo.

5.2 No Liabilitv. Any termination of this Agreement pursuant to this Section 5 will be without further obligation or liability upon any party in favor of the other party hereto.

6. MISCELLANEOUS

6.1 Governing Law. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

6.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

6.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

6.6 Amendment and Waivers. Any term or provision of this Agreement may be amended at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the Requisite Stockholder Approval or by the sole stockholder of Merger Sub, by an agreement in writing signed by or on behalf of each of the parties hereto, with the authorization of the board of directors of each of OpCo and Merger Sub, provided, however, that after this Agreement is adopted by the Requisite Stockholder Approval or by the sole stockholder of Merger Sub, no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of OpCo or Merger Sub without such further approval or authorization. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

6.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

6.8 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

6.9 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

If to any party hereto:

Valeritas, Inc.

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

Attention: Chief Executive Officer

Telephone No.:

Facsimile No.:

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

Attention: Steven M. Cohen

Telephone No.:

Facsimile No.:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Anthony J. Norris

Telephone No:

Facsimile No.:

Wilmer Cutler Pickering Hale and Dorr LLP

850 Winter Street

Waltham, MA 02451

Attention: Michael Bain

Telephone No:

Facsimile No.:

6.10 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

6.11 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALERITAS, INC.		VALERITAS HOLDINGS, LLC

By:	/s/ William Duke	By:
Name: Title:	William Duke Chief Financial Officer	Name: Title:	Kristine Peterson President

VALERITAS MERGER SUB, INC.

By:
Name: Title:	Kristine Peterson President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALERITAS, INC.		VALERITAS HOLDINGS, LLC

By:		By:	/s/Kristine Peterson
Name: Title:	William Duke Chief Financial Officer	Name: Title:	Kristine Peterson President

VALERITAS MERGER SUB, INC.

By:	/s/ Kristine Peterson
Name: Title:	Kristine Peterson President